Registration No. 333-________
As filed with the United States Securities and Exchange Commission on June 2, 2015

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________________
REGAL BELOIT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	39-0875718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
200 State Street
Beloit, Wisconsin	53511
(Address of principal executive offices)	(Zip Code)

REGAL POWER TRANSMISSION SOLUTIONS 401(K) PLAN
(Full title of the plan)

Peter C. Underwood
Vice President, General Counsel and Secretary
Regal Beloit Corporation
200 State Street
Beloit, Wisconsin 53511
(608) 364-8800
(Name, address and telephone number of agent for service)
__________________________________

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
__________________________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock $0.01 par value	250,000 shares	$79.66	$19,915,000	$2,315

(1)
This Registration Statement covers, in addition to the number of shares of Common Stock stated above, rights to purchase or acquire the shares of Common Stock covered by the prospectus of the above-named plan, and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)
Pursuant to Rule 457(h) and (c) promulgated under the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 28, 2015, as reported on the New York Stock Exchange.

__________________________

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents constituting Part I of this registration statement (this “Registration Statement”) will be sent or given to participants in the Regal Power Transmission Solutions 401(k) Plan (the “Plan”) as provided by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission (the “Commission”) by Regal Beloit Corporation (the “Registrant”) are hereby incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015.

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2015.

3.	The Registrant’s Current Reports on Form 8-K dated January 26, 2015, January 30, 2015 (as amended by the Amendment No. 1 to Current Report on Form 8-K/A filed on April 16, 2015) and April 27, 2015.

4.
The description of the Registrant’s Common Stock contained in Item 1 of the Registrant’s Amendment No. 1 to the Registration Statement on Form 8-A/A dated February 12, 2010 and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of filing of this Registration Statement and prior to such time as the Registrant files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4.    Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
None.
Item 6.    Indemnification of Directors and Officers.
Article IX of the Registrant’s Amended and Restated Bylaws, requires that the Registrant shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin

Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all liabilities, and pay or reimburse any and all properly documented reasonable expenses, incurred thereby in any proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the Registrant. The Registrant shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Registrant. The rights to indemnification granted under the Bylaws shall not be deemed exclusive of any other rights to indemnification against liabilities or the allowance of expenses which a Director, Officer or employee (or such other person) may be entitled under any written agreement, Board resolution, vote of shareholders of the Registrant, the Wisconsin Business Corporation Law or otherwise. The Registrant may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and allowance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the Registrant would be required or permitted to indemnify or allow expenses to such Director, Officer or employee. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.
The Registrant maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law, which may extend to, among other things, liability arising under the Securities Act.
The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.
Item 7.     Exemption from Registration Claimed.
Not applicable.
Item 8.     Exhibits.
The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.
No original issue shares of the Registrant’s Common Stock will be made available by the Registrant for acquisition by participants in the Plan. In accordance with Item 8(a) of Form S-8, therefore, no opinion as to the legality of the shares is included in this filing.
The Registrant hereby undertakes that it will submit the Plan, and any amendment thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.
Item 9.     Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)    Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, State of Wisconsin, on this 2nd day of June, 2015.
REGAL BELOIT CORPORATION
By:         /s/ Mark J. Gliebe
Mark J. Gliebe
Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on or before June 2, 2015 in the capacities indicated. Each person whose signature appears below constitutes and appoints Charles A. Hinrichs and Peter C. Underwood, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Mark J. Gliebe	Chairman and Chief Executive Officer
Mark J. Gliebe	(Principal Executive Officer)

/s/ Charles A. Hinrichs	Vice President and Chief Financial Officer
Charles A. Hinrichs	(Principal Financial Officer)

/s/ Robert J. Rehard	Vice President and Corporate Controller
Robert J. Rehard	(Principal Accounting Officer)

/s/ Stephen M. Burt	Director
Stephen M. Burt

Signature	Title

/s/ Anesa T. Chaibi	Director
Anesa T. Chaibi

/s/ Christopher L. Doerr	Director
Christopher L. Doerr

/s/ Thomas J. Fischer	Director
Thomas J. Fischer

/s/ Dean A. Foate	Director
Dean A. Foate

/s/ Henry W. Knueppel	Director
Henry W. Knueppel

/s/ Rakesh Sachdev	Director
Rakesh Sachdev

/s/ Curtis W. Stoelting	Director
Curtis W. Stoelting

/s/ Jane L. Warner	Director
Jane L. Warner

Pursuant to the requirements of the Securities Act of 1933, as amended, the Regal Beloit Corporation Retirement Plan Committee, which administers the Regal Power Transmission Solutions 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, and the State of Wisconsin, on this 2nd day of June, 2015.
REGAL BELOIT CORPORATION RETIREMENT PLAN COMMITTEE
By:    /s/ Mark J. Gliebe
Mark J. Gliebe
By:    /s/ Charles A. Hinrichs
Charles A. Hinrichs
By:    /s/ Peter C. Underwood
Peter C. Underwood
By:    /s/ Terry R. Colvin
Terry R. Colvin
By:    /s/ Tim Oswald
Tim Oswald
By:    /s/ Ron Claussen
Ron Claussen
By:    /s/ Dennis Mikulecky
Dennis Mikulecky
The foregoing persons are a majority of the members of the Regal Beloit Corporation Retirement Plan Committee, which is the administrator of the Regal Power Transmission Solutions 401(k) Plan

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(4.1)
Amended and Restated Articles of Incorporation of Regal Beloit Corporation, effective April 27, 2015. [Incorporated by reference to Exhibit 3.1 to Regal Beloit Corporation’s Current Report on Form 8-K dated April 27, 2015 (File No. 001-07283)]

(4.2)	Amended and Restated Bylaws of Regal Beloit Corporation. [Incorporated by reference to Exhibit 3.1 to Regal Beloit Corporation’s Current Report on Form 8-K dated October 31, 2014 (File No. 001-07283)]

(23.1)	Consent of Deloitte & Touche LLP.

(24)	Powers of Attorney (included on the signature page to this Registration Statement).

E-1